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                                                                     EXHIBIT 5.1

                                                HUNTON & WILLIAMS LLP
                                                RIVERFRONT PLAZA, EAST TOWER
                                                951 EAST BYRD STREET
                                                RICHMOND, VIRGINIA 23219-4074

                                                TEL      804 - 788 - 8200
                                                FAX      804 - 788 - 8218
January 22, 2004

Board of Directors
Winston Hotels, Inc.
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina  27608

  WINSTON HOTELS, INC. REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-109406)

Ladies and Gentlemen:

         We have acted as counsel to Winston Hotels, Inc., a North Carolina corporation (the "Company"), in connection with the offer and sale (the "Offering") of up to 3,680,000 shares (collectively, the "Shares"), including up to 480,000 shares issuable upon exercise of the underwriters' over-allotment option, of 8.00% Series B Cumulative Preferred Stock, $.01 par value per share, of the Company (the "Series B Preferred Stock"). The Shares will be offered and sold in an underwritten public offering pursuant to the Company's Registration Statement on Form S-3 (File No. 333-109406) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, the prospectus dated October 21, 2003 contained therein and the prospectus supplement thereto dated January 22, 2004 (collectively, the "Prospectus"), and an Underwriting Agreement dated as of January 22, 2004 (the "Underwriting Agreement") by and among the Company and WINN Limited Partnership, on the one hand, and Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Friedman, Billings, Ramsey & Co., Inc., Raymond James & Associates, Inc. and BB&T Capital Markets, A Division of Scott & Stringfellow, Inc., as Representatives of the several Underwriters named in
Schedule I thereto, on the other hand.

         In connection therewith, we have relied upon, among other things, our examination of the original or a copy, certified to our satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended by Articles of Amendment thereto, (ii) the Amended and Restated Bylaws of the Company, (iii) actions of the board of directors of the Company with respect to the issuance of the Shares and related matters, (iv) the Registration Statement, (v) the Underwriting Agreement and (vi) such other documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinion expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

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Board of Directors
Winston Hotels, Inc.
January 22, 2004
Page 2

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, upon issuance and sale pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of North Carolina, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of North Carolina, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of North Carolina, we do not express any opinion on such matter.

         We consent to the filing of this opinion as Exhibit 5.1 to the Company's current report on Form 8-K with respect to the Offering. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

         This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law that occur which could affect the opinions contained herein.

                                          Very truly yours,


                                          /s/ Hunton & Williams LLP